Exhibit 99.1

FERRARI N.V.

SPECIAL VOTING SHARES – TERMS AND CONDITIONS

These terms and conditions will apply to the issuance, allocation, acquisition, holding, repurchase and transfer of special voting and common shares in the share capital of (i) Ferrari N.V., a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 57991561 up to the Merger (as defined below) becoming effective, and thereafter (ii) FE New N.V., to be renamed Ferrari N.V. upon the Merger becoming effective, a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 64060977.

1.	DEFINITIONS AND INTERPRETATION

1.1	In these terms and conditions the following words and expressions shall have the following meanings, except if the context requires otherwise:

Affiliate	with respect to any specified person, any other person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing;

Agent	the bank, depositary or trust appointed by the Board from time to time and in relation to the relevant jurisdiction in which Company’s shares are listed for trading. Computershare Trust Company NA (US) and Computershare S.p.A. (Italy) have each been appointed as the first Agent;

Articles of Association	the articles of association of the Company as in effect from time to time;

Board	the board of directors of the Company;

Broker	the financial institution or broker at which the relevant Shareholder operates his securities account;

Business Day	a calendar day which is not a Saturday or a Sunday or a public holiday in the State of New York, United States of America, Italy, the Netherlands or any jurisdiction in which the Company’s shares are listed for trading;

Change of Control	has the meaning set out in the Articles of Association;

Change of Control Notification	a notification to be made by a Qualifying Shareholder in respect of whom a Change of Control has occurred, in accordance with the form annexed hereto as Exhibit A;

Common Shares	common shares in the share capital of the Company;

Company	(i) Ferrari N.V., a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 57991561 up to the Merger (as defined below) becoming effective, and thereafter (ii) FE New N.V., to be renamed Ferrari N.V. upon the Merger becoming effective, a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 64060977;

Compensation Amount	has the meaning set out in clause 10;

Deed of Allocation	a private deed of allocation (onderhandse akte van toekenning) of Special Voting Shares, substantially in the form as annexed hereto as Exhibit B;

Deed of Withdrawal	a private deed of repurchase and transfer (onderhandse akte van inkoop en overdracht) of Special Voting Shares, substantially in the form as annexed hereto as Exhibit C;

Demerger	the legal demerger (afsplitsing) from FE Interim B.V., a private limited liability company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 64060438, to FE New N.V. (to be renamed Ferrari N.V. upon the Merger becoming effective), a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 64060977;

De-Registration Form	a form to be completed by a Shareholder requesting to de-register some or all of his Common Shares from the Loyalty Register, substantially in the form as annexed hereto as Exhibit D;

De-Registration Request	has the meaning set out in clause 7.1;

DTC	The Depository Trust Company;

Electing Common Shares	Common Shares registered in the Loyalty Register for the purpose of becoming Qualifying Common Shares in accordance with the Articles of Association;

Election Form	a form to be completed by a Shareholder requesting the Company to register some or all of his Common Shares in the Loyalty Register, substantially in the form as annexed hereto as Exhibit E;

Initial Allocation Procedures	means the procedures pursuant to which Special Voting Shares are allocated to Initial Qualifying Shareholders, as such procedures have been described in clause 6;

Initial Deed of Allocation	a notarial deed of allocation (notariële akte van toekenning) of Special Voting Shares between the Company and an Initial Qualifying Shareholder who prior to the IPO has complied with the requirement to submit a duly completed Initial Election Form;

Initial Election Form	a form to be completed by an Initial Qualifying Shareholder requesting the Company to register some or all of the Common Shares to be held by such Shareholder in the Loyalty Register and applying for a corresponding number of Special Voting Shares, substantially in the form as annexed hereto as Exhibit F;

Initial Qualifying Shareholders	has the meaning set out in clause 6.1;

IPO	the initial public offering of Common Shares;

Loyalty Intermediary Account	any securities account designated by the Company for the purpose of keeping in custody the Common Shares registered in the Loyalty Register;

Loyalty Register	has the meaning set out in the Articles of Association;

Loyalty Transferee	has the meaning set out in the Articles of Association;

Merger	the legal merger (juridische fusie) of Ferrari N.V., a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 57991561, with and into FE New N.V. (to be renamed Ferrari N.V. upon this merger becoming effective), a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 64060977;

Power of Attorney	a power of attorney pursuant to which a Shareholder irrevocably authorizes and instructs the Agent to represent such Shareholder and act on such Shareholder’s behalf in connection with any issuance, allocation, acquisition, transfer and/or repurchase of any Special Voting Shares and/or Common Shares in accordance with and pursuant to these Terms and Conditions, as referred to in clauses 4.3 and 6.1.

Qualifying Common Shares	with respect to any Shareholder, (i) the number of Common Shares that has pursuant to the Initial Allocation Procedures, been allocated to such Shareholder and registered in the Loyalty Register and continue to be so registered in the name of such Shareholder or its Loyalty Transferee(s) and (ii) the number of Electing Common Shares that has for an uninterrupted period of at least three (3) years, or such shorter period determined in accordance with clause 5.2, been registered in the Loyalty Register in the name of such Shareholder or its Loyalty Transferee(s) and continue to be so registered. For the avoidance of doubt, it is not necessary that specific Common Shares satisfy the requirements as referred to under (i) and (ii) in order for a number of Common Shares to qualify as Qualifying Common Shares; accordingly, it is permissible for Common Shares to be substituted into the Loyalty Register for different Common Shares without affecting the total number of Qualifying Common Shares or the total number of Common Shares that would become Qualifying Common Shares after an uninterrupted period of at least three (3) years, or such shorter period determined in accordance with clause 5.2, after registration in the Loyalty Register, held by the Shareholder or its Loyalty Transferee(s);

Qualification Date	has the meaning as set out in clause 5.1;

Qualifying Shareholder	a holder of one or more Qualifying Common Shares;

Reference Price	the average closing price of a Common Share on the New York Stock Exchange calculated on the basis of the period of 20 trading days prior to the day of the breach as referred to in clause 10 or, if such day is not a Business Day, the preceding Business Day;

Regular Trading System	the system maintained and operated by DTC or the direct registration system maintained by the Agent, as applicable;

Request	has the meaning as set out in clause 4.1;

Shareholder	a holder of one or more Common Shares;

Special Voting Shares	special voting shares in the share capital of the Company;

Terms and Conditions	the terms and conditions established by this deed as they currently read and may be amended from time to time.

1.2	In these Terms and Conditions, unless the context requires otherwise:

(a)	references to a person shall be construed so as to include any individual, firm, legal entity (wherever formed or incorporated), governmental entity, joint venture, association or partnership;

(b)	the headings are inserted for convenience only and shall not affect the construction of this agreement;

(c)	the singular shall include the plural and vice versa;

(d)	references to one gender include all genders; and

(e)	references to times of the day are to local time in the relevant jurisdiction unless otherwise stated.

2.	PURPOSE OF SPECIAL VOTING SHARES

The purpose of the Special Voting Shares is to reward long-term ownership of Common Shares and to promote stability of the Company’s shareholder base.

3.	ROLE OF AGENT

3.1	The Agent shall on behalf of the Company manage, organize and administer the Loyalty Register and process the issuance, allocation, acquisition, sale, repurchase and transfer of Special Voting Shares and the transfer of Common Shares in accordance with these Terms and Conditions. In this respect, the Agent will represent the Company and process and sign on behalf of the Company all relevant documentation in respect of the Loyalty Intermediary Account, the Loyalty Register, the Special Voting Shares and the Common Shares, including - without limitation - deeds, confirmations, acknowledgements, transfer forms and entries in the Company’s register of shareholders.

3.2	In accordance with the Power of Attorney, the Agent shall accept instructions from Shareholders to act on their behalf in connection with the issuance, allocation, acquisition, sale, repurchase and transfer of Special Voting Shares and the transfer of Common Shares in accordance with these Terms and Conditions.

3.3	The Board shall ensure that up-to-date contact details of the Agent will be published on the Company’s corporate website.

4.	APPLICATION FOR SPECIAL VOTING SHARES - LOYALTY REGISTER

4.1	A Shareholder may at any time opt to become eligible for Special Voting Shares by requesting the Agent, acting on behalf of the Company, to register all or some of his Common Shares in the Loyalty Register. Such a request (a Request) will need to be made by the relevant Shareholder through its Broker, by submitting (i) a duly completed Election Form and (ii) a confirmation from the relevant Shareholder’s Broker that such Shareholder holds title to the number of Common Shares included in the Request.

4.2	In respect of any number of Common Shares which are registered in the direct registration system maintained by the Agent, a Request may also be made by a Shareholder directly to the Agent, acting on behalf of the Company (i.e. not through the intermediary services of a Broker), provided, however, that the Agent may in such case set additional rules and procedures to validate any such Request, including - without limitation - the verification of the identity of the relevant Shareholder, the evidence with respect to such Shareholder’s title to the number of Common Shares, included in the Request and the authenticity of such Shareholder’s submission.

4.3	Together with the Election Form, the relevant Shareholder must submit a duly signed Power of Attorney, irrevocably instructing and authorizing the Agent to act on his behalf and to represent him in connection with the issuance, allocation, acquisition, sale, transfer and repurchase of Special Voting Shares and the transfer of a designated number of Common Shares from the Regular Trading System or to the Loyalty Intermediary Account (as applicable), and vice versa, in accordance with and pursuant to these Terms and Conditions, and to sign on behalf of the relevant Shareholder all relevant documentation in respect of the Loyalty Intermediary Account, the Loyalty Register, the Special Voting Shares and the Common Shares, including - without limitation - deeds, confirmations, acknowledgements, transfer forms and entries in the Company’s register of shareholders.

4.4	The Company and the Agent may establish an electronic registration system in order to allow for the submission of Requests by email or other electronic means of communication. The Company will publish the procedure and details of any such electronic facility, including registration instructions, on its corporate website.

4.5	Upon receipt of the Election Form, the Broker confirmation, if applicable, as referred to in clause 4.1 and the Power of Attorney, the Agent will examine the same and use its reasonable efforts to inform the relevant Shareholder, through his Broker, as to whether the Request is accepted or rejected (and, if rejected, the reasons why) within ten Business Days of receipt of the above-mentioned documents. The Agent may reject a Request for reasons of incompleteness or incorrectness of the Election Form, the Power of Attorney or the Broker confirmation, if applicable, as referred to in clause 4.1 or in case of serious doubts with respect to the validity or authenticity of such documents. If the Agent requires further information from the relevant Shareholder in order to process the Request, then such Shareholder shall provide all necessary information and assistance required by the Agent in connection therewith.

4.6	If the Request is accepted, then the designated number of Common Shares will be taken out of the Regular Trading System or transferred to the Loyalty Intermediary Account (as applicable) and will be registered in the Loyalty Register in the name of the requesting Shareholder (and not in the name of any custodian, Broker, bank or nominee).

4.7	Without prejudice to clause 4.8, the transfer of Common Shares from the Regular Trading System or to the Loyalty Intermediary Account (as applicable) and the registration of Common Shares in the Loyalty Register will not affect the nature of such shares, nor any of the rights attached thereto. All Common Shares will continue to be part of the class of common shares in which they were issued, and any stock exchange listing or registration with the U.S. Securities and Exchange Commission shall continue to apply to such shares. All Common Shares shall be identical in all respects.

4.8	Once any number of Common Shares is included in the Loyalty Register by a Shareholder:

(a)	such Shareholder shall not, directly or indirectly, sell, dispose of, trade or transfer such number of Common Shares, or otherwise grant any right or interest therein (other than to a Loyalty Transferee of such Shareholder);

(b)	such Shareholder may create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over such Common Shares or any interest in any such Common Shares, provided that the voting rights in respect of such Common Shares remain with such Shareholder at all times; and

(c)	such Shareholder wanting to, directly or indirectly, sell, dispose of, trade or transfer such number of Common Shares (other than to a Loyalty Transferee), or create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over such Common Shares or any interest in any such Common Shares without maintaining the voting rights in respect of such Common Shares, will need, either directly or through such Shareholder’s Broker pursuant to a power of attorney, to submit a De-Registration Request as referred to in clause 7.1.

4.9	In addition to the procedures referred to in clauses 3.1 and 4.3, the Company and the Agent will establish a procedure with DTC to facilitate the transfer of Common Shares in accordance with these Terms and Conditions.

5.	ALLOCATION OF SPECIAL VOTING SHARES

5.1	As per the date on which a number of Common Shares has been registered in the Loyalty Register in the name of one and the same Shareholder or a Loyalty Transferee of such Shareholder for an uninterrupted period of three years or such shorter period as determined in accordance with clause 5.2 (the Qualification Date), such number of Common Shares will become Qualifying Common Shares and the holder thereof will be entitled to receive one Special Voting Share in respect of each of such Qualifying Common Shares and therefore any transfer of such number of Common Shares between such Shareholder and any Loyalty Transferee shall be deemed not to interrupt the three year period referred to in this clause 5.1. The Merger shall also be deemed not to interrupt the three year period referred to in this clause 5.1.

5.2	If Common Shares are or have been acquired pursuant to the Demerger and/or the Merger and a Request is submitted by a person of whom a number of common shares in FCA and/or Common Shares are or were registered in the loyalty register of FCA and/or the Loyalty Register, the period of three years referred to in clause 5.1 shall in respect of a corresponding number of Common Shares be deemed to have commenced on the date of initial registration of such common shares in FCA and/or Common Shares in the loyalty register of FCA and/or the Loyalty Register, as applicable, provided that such Request is submitted within one month after the effective date of the Demerger. For the purpose of this clause 5.2 the defined term Company shall be deemed to refer to Ferrari N.V., a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 57991561.

5.3	On the Qualification Date, the Agent will, on behalf of both the Company and the relevant Qualifying Shareholder, process the execution of a Deed of Allocation pursuant to which such number of Special Voting Shares will be allocated to the Qualifying Shareholder as will correspond to the number of newly Qualifying Common Shares.

5.4	Any allocation of Special Voting Shares to a Qualifying Shareholder will be effectuated for no consideration (om niet) and be subject to these Terms and Conditions. The par value of newly issued Special Voting Shares will be funded out of, and debited to, the part of the reserves of the Company that is labelled “Special Capital Reserve”.

6.	INITIAL ALLOCATION PROCEDURES

6.1	In addition to the registration and allocation procedures set out in clauses 4 and 5, Special Voting Shares will be allocated (a) to Shareholders who prior to the IPO have complied with the requirement to submit a duly completed Initial Election Form no later than 5 Business Days prior to the IPO, which contains a Power of Attorney and have not withdrawn such election, (b) to Shareholders eligible to receive Special Voting Shares pursuant to the Demerger and (c) to Shareholders eligible to receive Special Voting Shares pursuant to the Merger (Initial Qualifying Shareholders).

6.2	The Common Shares to be acquired by Initial Qualifying Shareholders will be held in the Loyalty Intermediary Account and registered in the Loyalty Register in accordance with the Initial Allocation Procedures. Following such registration, each Initial Qualifying Shareholder shall be entitled to such number of Special Voting Shares as correspond to the number of Common Shares registered in the name of such Initial Qualifying Shareholder in the Loyalty Register.

6.3	The allocation of Special Voting Shares to Initial Qualifying Shareholders either be effected by virtue of the Demerger or the Merger or will be carried out by the Agent on behalf of and as hereby authorized by both the Company and the Initial Qualifying Shareholders by execution of an Initial Deed of Allocation. For the avoidance of doubt, any allocation of Special Voting Shares to Initial Qualifying Shareholders will be carried out for no consideration (om niet) and will be subject to these Terms and Conditions. The nominal value of newly issued Special Voting Shares will be funded out of, and debited to, the part of the reserves of the Company that is labelled “Special Capital Reserve”.

7.	DE-REGISTRATION – WITHDRAWAL OF SPECIAL VOTING SHARES

7.1	A Shareholder with Common Shares registered in the Loyalty Register may at any time request the Agent acting on behalf of the Company to de-register some or all of such Common Shares registered in the Loyalty Register and, to the extent that the relevant Common Shares are held outside the Regular Trading System, to transfer such Common Shares back to the Regular Trading System. Such a request (a De-Registration Request) must be made by the relevant Shareholder through its Broker, by submitting a duly completed De- Registration Form.

7.2	A De-Registration Request may also be made by a Shareholder directly to the Agent acting on behalf of the Company (i.e. not through the intermediary services of a Broker); provided, however, that the Agent may in such case set additional rules and procedures to validate any such De-Registration Request, including - without limitation - the verification of the identity of the relevant Shareholder and the authenticity of such Shareholder’s submission.

7.3	By means of and immediately upon a Shareholder submitting the De-Registration Form, such Shareholder shall have waived all rights to cast any votes that accrue to the Special Voting Shares concerned in the De-Registration Form.

7.4	Upon receipt of the duly completed De-Registration Form, the Agent will examine the same and procure that such number of Common Shares as specified in the De-Registration Form will be transferred from the Loyalty Intermediary Account, or, if the relevant Common Shares are held outside the Regular Trading System, to the Regular Trading System, as promptly as practible, but in any event within three Business Days of receipt of the De-Registration Form.

7.5	Upon de-registration from the Loyalty Register, such Common Shares will no longer qualify as Electing Common Shares or Qualifying Common Shares, as the case may be, and the holder of the relevant shares will no longer be entitled to hold a corresponding number of Special Voting Shares allocated in respect of any such Common Shares which qualify as Qualifying Common Shares and will be bound to offer and transfer such number of Special Voting Shares to the Company, and the Company will accept and acquire such number of Special Voting Shares, for no consideration (om niet).

7.6	The offering and transfer of the Special Voting Shares referred to in clause 7.5 by the relevant Shareholder to the Company and the repurchase and acquisition of such shares by the Company will be processed by the Agent on behalf of both the Company and the relevant Shareholder, by execution of a Deed of Withdrawal.

7.7	Upon completion of the repurchase of Special Voting Shares as referred to in clauses 7.5 and 7.6, the Company may proceed with the withdrawal and cancellation of such shares or, alternatively, continue to hold such shares as treasury stock until their disposal in accordance with the Articles of Association and these Terms and Conditions.

7.8	If the Company determines (in its discretion) that a Shareholder has taken any action a principal purpose of which is to avoid the application of clause 4.8 under (a) or (b) regarding transfer restrictions, clause 8 regarding transfer restrictions or clause 9 regarding a Change of Control of such Shareholder, the Company may instruct the Agent to transfer such Shareholder’s number of Common Shares registered in the Loyalty Register from the Loyalty Intermediary Account, or, if the relevant Common Shares are held outside the Regular Trading System, to the Regular Trading System and such Shareholder shall immediately be deemed to have (i) waived all rights to cast any votes that accrue to any Special Voting Shares allocated in respect of such number of Common Shares and (ii) transferred such Special Voting Shares allocated in respect thereof to the Company for no consideration (om niet).

7.9	For the avoidance of doubt, no Shareholder required to transfer Special Voting Shares pursuant to clause 7.5 or clause 7.8 shall be entitled to any purchase price referred to in the articles 5.5 or 13.5 of the Articles of Association for such Special Voting Shares and each Shareholder waives its rights in that respect, which waiver the Company hereby accepts and authorizes the Agent to take any and all actions in respect of the Common Shares and Special Voting Shares to give effect to the Terms and Conditions.

8.	TRANSFER RESTRICTIONS

8.1	In view of the purpose of the Special Voting Shares (as set out in clause 2) and the obligation of a Shareholder to re-transfer his Special Voting Shares to the Company as referred to in clauses 7.5, 7.8 and 9, no Shareholder shall, directly or indirectly:

(a)	sell, dispose of or transfer any Special Voting Share or otherwise grant any right or interest therein; or

(b)	create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over any Special Voting Share or any interest in any Special Voting Share.

8.2	Notwithstanding the foregoing, upon any transfer of Qualifying Common Shares to a Loyalty Transferee in accordance with the terms hereof, the associated Special Voting Shares shall also be transferred to such Loyalty Transferee to be effected in accordance with Article 13 of the Articles of Association.

9.	CHANGE OF CONTROL

9.1	Upon the occurrence of a Change of Control in respect of a Qualifying Shareholder or a Shareholder with Common Shares registered in the Loyalty Register, such Shareholder must promptly notify the Agent and the Company thereof, by submitting a Change of Control Notification, and must make a De-Registration Request as referred to in clauses 7.1 and 7.2.

9.2	The procedures described in clauses 7.3, 7.4, 7.5, 7.6, 7.7 and 7.9 will apply accordingly to the De-Registration Request submitted pursuant to clause 9.1.

9.3	Notwithstanding that the Agent and the Company have not received a Change of Control Notification, upon the Company becoming aware that a Change of Control has occurred, the Company may provide the Agent with notice thereof and instruct the Agent to transfer such Shareholder’s shares registered in the Loyalty Register from the Loyalty Intermediary Account, or, if the relevant Common Shares are held outside the Regular Trading System, to the Regular Trading System, in which case the procedures of clauses 7.8 and 7.9 will apply mutatis mutandis.

10.	BREACH, COMPENSATION PAYMENT

In the event of a breach of any of the covenants set out in clauses 4.8, 7.3, 7.5, 8.1 and 9.1, the relevant Shareholder shall without prejudice to the Company’s right to request specific performance, be bound to pay to the Company an amount equal to the Reference Price multiplied by the number of Special Voting Shares that are affected by the relevant breach (the Compensation Amount).

The above-mentioned obligation to pay the Compensation Amount shall constitute a penalty clause (boetebeding) as referred to in article 6:91 of the Dutch Civil Code. The Compensation Amount payment shall be deemed to be in lieu of, and not in addition to, any liability (schadevergoedingsplicht) of the relevant Shareholder towards the Company in respect of the relevant breach - so that the provisions of this clause 10 shall be deemed to be a “liquidated damages” clause (schadevergoedingsbeding) and not a “punitive damages” clause (strafbeding).

The provisions of article 6:92, paragraphs 1 and 3 of the Dutch Civil Code shall, to the maximum extent possible, not apply.

11.	LOYALTY REGISTER

The Agent, acting on behalf of the Company, shall keep the Loyalty Register up to date.

12.	AMENDMENT OF THESE TERMS AND CONDITIONS

12.1	These Terms and Conditions:

(a)	have been established on 9 October 2015 by the board of directors and approved on • October 2015 by the general meeting of shareholders of Ferrari N.V. (at the time named New Business Netherlands N.V.), a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 57991561; and

(b)	have been established by the board of directors and approved by the general meeting of shareholders of FE New N.V., to be renamed Ferrari N.V. upon the Merger becoming effective, a public company under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 64060977, on • October 2015.

12.2	These Terms and Conditions may be amended pursuant to a resolution by the Board, provided, however, that any amendment that is not merely technical and is material to Shareholders holding Common Shares that are registered in the Loyalty Register, will be subject to the approval of the general meeting of shareholders of the Company unless such amendment is required to ensure compliance with applicable law or regulations or the listing rules of any securities exchange on which the Common Shares are listed.

12.3	Any amendment of the Terms and Conditions shall require a private deed to that effect.

12.4	The Company shall publish any amendment of these Terms and Conditions on the Company’s corporate website and notify the Qualifying Shareholders and holders of Electing Common Shares of any such amendment through their Brokers.

13.	COSTS

All costs of the Agent in connection with these Terms and Conditions, any Power of Attorney and any Initial Deed of Allocation, Deed of Allocation and Deed of Withdrawal, shall be for the account of the Company. Any other costs shall be for the account of the relevant Shareholder.

14.	GOVERNING LAW, DISPUTES

14.1	These Terms and Conditions are governed by and construed in accordance with the laws of the Netherlands.

14.2	Any dispute in connection with these Terms and Conditions and/or the Special Voting Shares and/or Common Shares and/or Qualifying Common Shares will be brought before the courts of Amsterdam, the Netherlands.